Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(121,080)
Unrealized Gain (Loss) on Market Value of Futures	(256,141)
Dividend Income	756
Interest Income	3,191
Total Income (Loss)	$(373,274)

Expenses
General Partner Management Fees	$8,996
Professional Fees	11,009
Brokerage Commissions	259
Non-interested Directors' Fees and Expenses	85
Prepaid Insurance Expense	57
NYMEX License Fee	180
Total Expenses	20,586
Expense Waiver	(9,791)
Net Expenses	$10,795
Net Income (Loss)	$(384,069)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/16	$14,779,872
Net Income (Loss)	(384,069)

Net Asset Value End of Month	$14,395,803
Net Asset Value Per Share (1,400,000 Shares)	$10.28

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612